For Immediate Release

Hagerty Reports Full Year 2022 Results
Provides 2023 Outlook for 22-26% Total Revenue Growth

•Fourth quarter 2022 Total Revenue increased 28% year-over-year to $197.0 million, and full year 2022 Total Revenue increased 27% year-over-year to $787.6 million
•Fourth quarter 2022 Written Premium increased 15% year-over-year to $162.0 million, and full year 2022 Written Premium increased 15% year-over-year to $776.7 million
•Delivered $13.7 million in Marketplace full year 2022 revenue, fueled by the Broad Arrow Group acquisition
•Increased insurance Net Promoter Score (NPS) to 83 and achieved customer retention of 88%

TRAVERSE CITY, Mich., March 14, 2023 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive lifestyle brand and a leading specialty insurance provider focused on the global automotive enthusiast market, today announced financial results for the three months and year ended December 31, 2022.

“We delivered industry-leading revenue growth of 27% during fiscal 2022, fueled by auto enthusiasts love of their cars despite a weakening macroeconomic environment," said McKeel Hagerty, Chief Executive Officer of Hagerty. "These impressive results were powered by consistent 15% written premium growth throughout the year, higher quota share in Hagerty Re, as well as $14 million in revenue from Marketplace."

Mr. Hagerty continued, "We expect to maintain our business momentum into 2023, with 22-26% growth in total revenue powered by sustained double-digit growth in written premium. We have spent the last several decades building Hagerty into one of the most beloved consumer brands in the auto enthusiast space, and believe our affinity model positions us to provide our members with the necessary resources to enjoy their passion.

Importantly, we took decisive action during the fourth quarter to position Hagerty for significantly improved profitability in 2023 as our cost containment and efficiency programs take hold. We have aligned our teams around the 2023 plan to deliver improved margins and profitability despite the continued investments in our Marketplace platform and the State Farm partnership that is on track to launch in 2023."
FULL YEAR 2022 FINANCIAL HIGHLIGHTS

•Fourth quarter Total Revenue increased 28% to $197.0 million compared to the prior year period, and full year Total Revenue increased 27% to $787.6 million compared to the prior year period.
•Fourth quarter Written Premium increased 15% to $162.0 million compared to the prior year period, and full year Written Premium increased 15% to $776.7 million compared to the prior year period.
•Fourth quarter Commission and fee revenue grew 11% to $63.8 million compared to the prior year period, and full year Commission and fee revenue grew 13% to $307.2 million compared to the prior year period.
•Policies in Force Retention was 88% as of December 31, 2022 compared to 89% as of December 31, 2021. Total insured vehicles increased 6% year-over-year to 2.2 million compared to the prior year period.
•Fourth quarter Loss Ratio was 41.2% compared to 41.3% in the prior year period. Full year Loss Ratio was 45.3% compared to 41.3% in the prior year period.
•The full year Loss Ratio of 45.3% includes the $10.0 million impact from Hurricane Ian (2.5%) as well as the third quarter increase in accident year 2022 loss reserves of $6.5 million (1.6%) due to higher liability claims within Hagerty Re. These higher reserves are being managed by rate filings taking effect in 2023.
•Fourth quarter Earned premium increased 35% to $112.3 million compared to the prior year period, and full year Earned premium increased 36% to $403.1 million compared to the prior year period.
•Earned premium growth was driven by the 15% written premium growth as well as the increased quota share of 70% compared to 60% in the prior year period.

•Fourth quarter Membership, marketplace and other revenue increased 56% to $20.8 million compared to the prior year period, and full year Membership, marketplace and other revenue increased 50% to $77.3 million compared to the prior year period.
•The recently acquired Broad Arrow Group helped drive $5.7 million in Marketplace revenue during the fourth quarter and $13.7 million during the year.
•Hagerty Driver's Club (HDC) paid members increased 5% to approximately 753,000 compared to 719,000 as of December 31, 2021.
•Fourth quarter Operating Income (Loss) was $(35.7) million compared to $(21.0) million in the prior year period, and full year Operating Income (Loss) was $(67.6) million compared to $(10.1) million in the prior year period.
•The Company recognized restructuring charges of $18.3 million during the fourth quarter of 2022, which primarily consisted of expenses of $12.2 million related to the Company's voluntary retirement program and reduction in force, and $6.2 million related to operating lease asset impairments and related leasehold disposals.
•Fourth quarter Net Income (Loss) was $(32.2) million compared to $(66.5) million in the prior year period, and full year Net Income (Loss) was $2.4 million compared to $(61.4) million in the prior year period.
•Net Income (Loss) includes the impact from the change in fair value of warrant liabilities, the revaluation gain on previously held equity method investment, as well as the restructuring charges.
•Fourth quarter Adjusted EBITDA was $(2.0) million compared to $(2.6) million in the prior year period, and full year Adjusted EBITDA was $(1.9) million compared to $25.4 million in the prior year period.
•Full year Adjusted EBITDA was negatively impacted by Hurricane Ian and the Company’s decision to increase 2022 loss reserves, as well as $29.8 million of pre-revenue costs related to scaling our infrastructure, newly-developed digital platforms and legacy systems, human resources and occupancy to accommodate our alliance with State Farm and other potential distribution partnerships as well as to further develop our Marketplace transactional platform.
•Fourth quarter Basic Earnings (Loss) per Share was $(0.06) and Diluted Earnings per Share was $(0.06), and full year Basic Earnings (Loss) per Share was $0.39 and Diluted Earnings per Share was $(0.07).
•Fourth quarter Adjusted EPS was $(0.10), and full year Adjusted EPS was $(0.20).

FULL YEAR 2022 BUSINESS HIGHLIGHTS

•Reached 1.3 million paid members as of December 31, 2022, with an HDC attach rate of over 75%, and launched new HDC digital onboarding journey.
•Acquired the Broad Arrow Group and transacted $86 million in total vehicle sales, helping drive year-to-date Marketplace revenue of $13.7 million. The acquisition was accretive to earnings in 2022.
•Acquired Speed Digital to establish relationships with dealer partners and augment automotive intelligence data.
•Launched Online Auctions, developed Classifieds, and enhanced HDC Membership offerings.
•Digital and technology teams are progressing through the testing phase and regulatory approval process for the State Farm partnership.
•Generated over 100 million views on Hagerty’s YouTube channel and ended the year with over 4.7 million followers on social media.
•U.S. and U.K. reinsurance quota share increased to 70%, further increasing our share of profit.
•Acquired RADwood and hosted multiple events serving 12,000 attendees.
•Announced a multi-year commercial partnership with Exxon Mobil1.
•Announced a partnership with Hendrick Motorsports focused on increasing member benefits and value.
•Environmental, Social and Governance program assessment completed and introduced ECO (Enthusiast Carbon Offset) program.

2023 OUTLOOK - PIVOT TO PROFITABLE GROWTH
Hagerty has excellent business momentum entering 2023 and we are focused on positioning the Company for sustained profitable growth over the coming years. We are confident that the opportunities we have identified to monetize our significant addressable market will expand our share. We are thoughtfully prioritizing our growth initiatives in 2023 with a heightened focus on significantly improving our profitability to fund our purpose to save driving and car culture for future generations. For full year 2023, we anticipate:

•Total Revenue growth of 22-26% powered by Written Premium growth of 11-13%
◦Sustain double-digit Written Premium growth trajectory
◦Deliver an unmatched online and live Marketplace experience
◦Drive loyalty, referrals and incremental revenue and profit from Membership

•Continued evolution into an Integrated Insurance Business

◦Increase Hagerty Re’s quota share reinsurance agreement in the U.S. and U.K. to ~80%

•Significantly improved profitability ($40 million to $60 million in Adjusted EBITDA) through Cost Containment measures and Operational Efficiencies

		2023 Outlook		2023 Change vs 2022
	2022 Actuals	Low End Range	High End Range	Low End Range	High End Range
Total Revenue (in thousands)	$787,588	$961,000	$993,000	22%	26%
Total Written Premium (in thousands)	$776,664	$862,000	$878,000	11%	13%
Net Income (Loss) (in thousands)	$2,403	$(20,000)	$—	$(22,403)	$(2,403)
Adjusted EBITDA (in thousands)	$(1,940)	$40,000	$60,000	$41,940	$61,940

The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

Conference Call Details
Hagerty will hold a conference call to discuss the financial results today at 10:00 am Eastern Time. A webcast of the conference call, including the Company's Investor presentation highlighting fourth quarter and Full year 2022 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Hagerty’s current expectations and projections with respect to its expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and increases in earned premium; (ii) changes in the market for Hagerty’s products and services, (iii) Hagerty’s plans to expand market share, including planned investments and partnerships; (iv) anticipated business objectives; and (v) the strength of Hagerty’s business model. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, but are not limited to: (i) Hagerty’s ability to compete effectively within its industry and attract and retain members; (ii) its dependence on a limited number of insurance distribution and underwriting carrier partners; (iii) Hagerty’s ability to prevent, monitor and detect fraudulent activity, including its reliance on a limited number of payment processing services; (iv) disruptions, interruptions, outages with its technology platforms or third-party services; (v) the limited operating history of some of Hagerty’s membership products and the success of any new insurance programs and products; (vi) adverse impacts from the COVID-19 pandemic and current and future variants of the virus; (vii) the cyclical nature of the insurance business including through any periods of recession, economic downturn or inflation; (viii) unexpected increases in the frequency or severity of claims; (ix) compliance with the numerous laws and regulations applicable to Hagerty’s business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (x) whether investors or securities analysts view Hagerty’s stock structure unfavorably, particularly its dual-class structure; (xi) the fact that Hagerty is a controlled company; and (xii) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Hagerty.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and our business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Based in Traverse City, Michigan, Hagerty's purpose is to save driving and car culture for future generations and its mission is to build a global business to fund that purpose. Hagerty is an automotive enthusiast brand offering integrated membership products and programs as well as a specialty insurance provider focused on the global automotive enthusiast market. Hagerty is home to Marketplace, Broad Arrow Group, Hagerty Drivers Club, Hagerty Drivers Club magazine, Hagerty Drivers Foundation, Hagerty DriveShare, Hagerty Valuation Tools, Hagerty Media, MotorsportReg, Hagerty Garage + Social, The Amelia, the Detroit Concours d'Elegance, the Greenwich Concours d'Elegance, the California Mille, Motorlux and more. For more information on Hagerty, please visit www.hagerty.com, or connect with us on Facebook, Instagram and Twitter.

More information can be found at newsroom.hagerty.com.

Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,
	2022	2021	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$63,814	$57,567	$6,247	10.9%
Earned premium	112,342	83,453	28,889	34.6%
Membership, marketplace and other revenue	20,847	13,363	7,484	56.0%
Total revenue	197,003	154,383	42,620	27.6%
OPERATING EXPENSES:
Salaries and benefits	49,675	49,767	(92)	(0.2)%
Ceding commission	53,102	39,721	13,381	33.7%
Losses and loss adjustment expenses	46,258	34,437	11,821	34.3%
Sales expense	30,792	26,672	4,120	15.4%
General and administrative services	25,028	17,930	7,098	39.6%
Depreciation and amortization	9,550	6,862	2,688	39.2%
Restructuring, impairment and related charges, net	18,324	—	18,324	100.0%
Total operating expenses	232,729	175,389	57,340	32.7%
OPERATING INCOME (LOSS)	(35,726)	(21,006)	(14,720)	(70.1)%
Change in fair value of warrant liabilities	4,030	(42,540)	46,570	109.5%
Interest and other income (expense)	2,403	(951)	3,354	352.7%
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(29,293)	(64,497)	35,204	54.6%
Income tax benefit (expense)	(2,940)	(1,962)	(978)	(49.8)%
NET INCOME (LOSS)	(32,233)	(66,459)	34,226	51.5%
Net loss (income) attributable to non-controlling interest	27,626	194	27,432	14,140.2%
Net loss (income) attributable to redeemable non-controlling interest	—	19,907	(19,907)	(100.0)%
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(4,607)	$(46,358)	$41,751	90.1%

Earnings (loss) per share of Class A Common Stock:
Basic	$(0.06)	$(0.56)
Diluted	$(0.06)	$(0.56)

Weighted-average shares of Class A Common Stock outstanding:
Basic	83,203	82,327
Diluted	83,203	82,327

Hagerty, Inc.
Consolidated Statements of Operations

	Year Ended December 31,
	2022	2021	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$307,238	$271,571	$35,667	13.1%
Earned premium	403,061	295,824	107,237	36.3%
Membership, marketplace and other revenue	77,289	51,684	25,605	49.5%
Total revenue	787,588	619,079	168,509	27.2%
OPERATING EXPENSES:
Salaries and benefits	199,542	171,901	27,641	16.1%
Ceding commission	191,150	140,983	50,167	35.6%
Losses and loss adjustment expenses	182,402	122,080	60,322	49.4%
Sales expense	140,781	107,483	33,298	31.0%
General and administrative services	89,068	64,558	24,510	38.0%
Depreciation and amortization	33,887	22,144	11,743	53.0%
Restructuring, impairment and related charges, net	18,324	—	18,324	100.0%
Total operating expenses	855,154	629,149	226,005	35.9%
OPERATING INCOME (LOSS)	(67,566)	(10,070)	(57,496)	571.0%
Change in fair value of warrant liabilities	41,899	(42,540)	84,439	198.5%
Revaluation gain on previously held equity method investment	34,735	—	34,735	100.0%
Interest and other income (expense)	2,028	(1,993)	4,021	201.8%
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	11,096	(54,603)	65,699	120.3%
Income tax benefit (expense)	(7,017)	(6,751)	(266)	(3.9)%
Income (loss) from equity method investment, net of tax	(1,676)	—	(1,676)	(100.0)%
NET INCOME (LOSS)	2,403	(61,354)	$63,757	103.9%
Net loss (income) attributable to non-controlling interest	29,675	398	29,277	7,356.0%
Net loss (income) attributable to redeemable non-controlling interest	—	14,598	(14,598)	(100.0)%
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$32,078	$(46,358)	$78,436	169.2%

Earnings (loss) per share of Class A Common Stock:
Basic	$0.39	$(0.56)
Diluted	$(0.07)	$(0.56)

Weighted-average shares of Class A Common Stock outstanding:
Basic	82,728	82,327
Diluted	336,147	82,327

Hagerty, Inc.
Consolidated Balance Sheets

	December 31, 2022	December 31, 2021

ASSETS	in thousands (except share amounts)
Current Assets:
Cash and cash equivalents	$95,172	$275,332
Restricted cash and cash equivalents	444,019	328,640
Accounts receivable	58,255	46,729
Premiums receivable	100,700	75,297
Commission receivable	60,151	57,596
Prepaid expenses and other current assets	45,651	30,155
Notes receivable	25,493	—
Deferred acquisition costs, net	107,342	81,535
Total current assets	936,783	895,284
Long-Term Assets:
Prepaid expenses and other non-current assets	37,082	30,565
Notes receivable	11,934	—
Property and equipment, net	25,256	28,363
Lease right-of-use assets	82,398	—
Intangible assets, net	104,024	76,171
Goodwill	115,041	11,488
Total long-term assets	375,735	146,587
TOTAL ASSETS	$1,312,518	$1,041,871
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$16,282	$9,084
Losses payable	55,516	34,482
Provision for unpaid losses and loss adjustment expenses	111,741	74,869
Unearned premiums	235,462	175,199
Commissions payable	77,075	60,603
Due to insurers	68,171	58,031
Advanced premiums	17,084	13,867
Contract liabilities	25,257	21,723
Current lease liabilities	7,556	—
Accrued expenses and other current liabilities	53,211	47,960
Total current liabilities	667,355	495,818
Long-Term Liabilities:
Accrued expenses	7,952	13,166
Contract liabilities	19,169	19,667
Long-term lease liabilities	80,772	—
Long-term debt	108,280	135,500
Deferred tax liability	12,850	10,510
Warrant liabilities	45,561	89,366
Other long-term liabilities	3,210	7,043
Total long-term liabilities	277,794	275,252
TOTAL LIABILITIES	$945,149	$771,070
		(continued)

Hagerty, Inc.
Consolidated Balance Sheets

	December 31, 2022	December 31, 2021

	in thousands (except share amounts)
Commitments and Contingencies
Redeemable non-controlling interest	$—	$593,277
STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value (20,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and 2021, respectively)	—	—
Class A common stock, $0.0001 par value (500,000,000 shares authorized, 83,202,969 and 82,327,466 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	8	8
Class V common stock, $0.0001 par value (300,000,000 shares authorized, 251,033,906 shares issued and outstanding as of December 31, 2022 and 2021)	25	25
Additional paid-in capital	549,034	160,189
Accumulated earnings (deficit)	(489,602)	(482,276)
Accumulated other comprehensive income (loss)	(213)	(1,727)
Total stockholders' equity:	59,252	(323,781)
Non-controlling interest	308,117	1,305
Total equity	367,369	(322,476)
TOTAL LIABILITIES AND EQUITY	$1,312,518	$1,041,871
		(concluded)

Hagerty, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2022	2021

OPERATING ACTIVITIES:	in thousands
Net income (loss)	$2,403	$(61,354)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Change in fair value of warrant liabilities	(41,899)	42,540
Loss on equity method investment	1,676	—
Revaluation gain on previously held equity method investment	(34,735)	—
Impairment of operating lease right-of-use assets	4,698	—
Depreciation and amortization expense	33,887	22,144
Provision for deferred taxes	2,973	3,038
Loss on disposals of equipment, software and other assets	4,316	2,425
Stock-based compensation expense	12,129	—
Non-cash lease expense	10,875	—
Other	533	155
Changes in assets and liabilities:
Accounts receivable	(24,059)	(13,449)
Premiums receivable	(25,403)	(22,669)
Commission receivable	(2,574)	(3,005)
Prepaid expenses and other assets	(12,021)	(18,523)
Deferred acquisition costs	(25,807)	(22,963)
Accounts payable	10,834	(2,890)
Losses payable	21,034	12,502
Provision for unpaid losses and loss adjustment expenses	36,872	19,882
Unearned premiums	60,263	50,491
Commissions payable	16,472	16,805
Due to insurers	10,427	8,883
Advanced premiums	3,259	124
Contract liabilities	(2,285)	2,049
Operating lease liabilities	(9,779)	—
Accrued expenses and other current liabilities	1,239	6,096
Net Cash Provided by Operating Activities	55,328	42,281
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(44,375)	(43,370)
Acquisitions, net of cash acquired	(15,404)	(14,609)
Purchase of previously held equity method investment	(15,250)	—
Issuance of note receivable to previously held equity investment	(7,000)	—
Issuance of notes receivable	(6,123)	—
Proceeds from notes receivable	370	—
Purchase of fixed income securities	(4,234)	(12,246)
Maturities of fixed income securities	1,216	1,183
Other investing activities	(721)	48
Net Cash Used in Investing Activities	$(91,521)	$(68,994)
		(continued)

Hagerty, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2022	2021

FINANCING ACTIVITIES:	in thousands
Payments on long-term debt	$(122,500)	$(42,500)
Proceeds from long-term debt	94,367	109,000
Contribution from non-controlling interest	1,700	1,580
Distributions	—	(4,056)
Deferred financing costs	—	(962)
Cash received in Business Combination	—	789,661
Cash consideration to HHC at Closing of Business Combination	—	(489,661)
Payment of capitalized transaction costs	(1,651)	(30,991)
Net Cash Provided by (Used in) Financing Activities	(28,084)	332,071
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(504)	(464)

Change in cash and cash equivalents and restricted cash and cash equivalents	(64,781)	304,894
Beginning cash and cash equivalents and restricted cash and cash equivalents	603,972	299,078
Ending cash and cash equivalents and restricted cash and cash equivalents	$539,191	$603,972

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property, equipment and software	$1,592	$4,668
Broad Arrow acquisition	$73,253	$—
Other acquisitions	$8,273	$3,774
Warrant liabilities recognized in Business Combination	$—	$46,826

CASH PAID FOR:
Interest	$4,868	$2,502
Income taxes	$5,253	$2,160
		(concluded)
The following table provides a reconciliation of cash and cash equivalents and restricted cash and cash equivalents as presented for the years ended December 31, 2022 and 2021:

	2022	2021

	in thousands
Cash and cash equivalents	$95,172	$275,332
Restricted cash and cash equivalents	444,019	328,640
Total cash and cash equivalents and restricted cash and cash equivalents on the Consolidated Statements of Cash Flows	$539,191	$603,972

Hagerty, Inc.
Key Performance Indicators and Certain Non-GAAP Financial Measures

Key Performance Indicators

In addition to the measures presented in our Consolidated Financial Statements, we use the following key performance indicators and certain non-GAAP financial measures to evaluate our business, measure our performance, identify trends in our business against planned initiatives, prepare financial projections and make strategic decisions. We believe these financial and operational measures are useful in evaluating our performance when read together with our financial results prepared in accordance with GAAP. The following tables present these metrics as of and for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operational Metrics (period of time)
Total Written Premium (in thousands)	$162,041	$140,416	$776,664	$674,305
Loss Ratio	41.2%	41.3%	45.3%	41.3%
New Business Count (Insurance)	43,523	47,589	234,520	244,478

Operational Metrics (point in time)
Policies in Force			1,315,977	1,247,056
Policies in Force Retention			88.0%	89.1%
Vehicles in Force			2,234,461	2,103,185
HDC Paid Member Count			752,754	718,583
Net Promoter Score			83.0	82.0

GAAP Measures
Total Revenue (in thousands)	$197,003	$154,385	$787,588	$619,079
Operating Income (Loss) (in thousands)	$(35,726)	$(21,006)	$(67,566)	$(10,070)
Net Income (Loss) (in thousands)	$(32,233)	$(66,459)	$2,403	$(61,354)
Basic Earnings (Loss) Per Share	$(0.06)	$(0.56)	$0.39	$(0.56)

Non-GAAP Measures
Adjusted EBITDA (in thousands)	$(2,036)	$(2,632)	$(1,940)	$25,350
Adjusted Earnings (Loss) Per Share	$(0.10)	$(0.07)	$(0.20)	$(0.05)

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as consolidated net income (loss) (the most directly comparable GAAP measure) before interest and other income (expense), income tax (expense) benefit, and depreciation and amortization, adjusted to exclude (i) restructuring, impairment and related charges, net, (ii) changes in the fair value of warrant liabilities, (iii) stock-based compensation expense, (iv) the revaluation gain on a previously held equity method investment, (v) expense associated with the accelerated vesting of incentive plans, (vi) net gains and losses from asset disposals and (vii) certain other unusual items. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

Our management uses Adjusted EBITDA:

•as a measurement of operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies;

•to evaluate our capacity to expand our business;
•as a performance factor in measuring performance under our executive compensation plan; and
•as a predictor of core operating performance, comparisons to prior periods and competitive positioning.

By providing this non-GAAP financial measure, together with a reconciliation to net income (loss), which is the most directly comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our Consolidated Financial Statements as indicators of financial performance. Hagerty's Adjusted EBITDA may be determined or calculated differently than similarly titled measures of other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, which is Net income (loss):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	in thousands
Net income (loss)	$(32,233)	$(66,459)	$2,403	$(61,354)
Interest and other (income) expense	(2,403)	952	(2,028)	1,993
Income tax (benefit) expense	2,940	1,962	7,017	6,751
Depreciation and amortization	9,550	6,862	33,887	22,144
Restructuring, impairment and related charges, net	18,324	—	18,324	—
Change in fair value of warrant liabilities	(4,030)	42,540	(41,899)	42,540
Stock-based compensation expense	3,964	—	12,129	—
Revaluation gain on previously held equity method investment	—	—	(34,735)	—
Accelerated vesting of incentive plans	—	9,321	—	9,321
Net (gain) loss from asset disposals	1,970	—	1,970	1,764
Other unusual items (1)	(118)	2,191	992	2,191
Adjusted EBITDA	$(2,036)	$(2,631)	$(1,940)	$25,350

(1) Other unusual items in 2021 relates to expenses incurred relates to the Business Combination. Other unusual items in 2022 relates to certain severance and legal settlement expenses.

Net income (loss) and Adjusted EBITDA for the year ended December 31, 2022 include $10.0 million of estimated net losses related to Hurricane Ian. Additionally, we strengthened reserves for U.S. auto liability by $6.5 million for the 2022 accident year. Both of these events adversely impacted the 2022 results compared to the year ended December 31, 2021.

We incurred $5.7 million and $7.7 million during the three months ended December 31, 2022 and 2021, respectively, and $29.8 million and $31.0 million during the years ended December 31, 2022 and 2021, respectively, for certain pre-revenue costs related to scaling our infrastructure, newly-developed digital platforms and legacy systems, human resources and occupancy to accommodate our alliance with State Farm and other potential distribution partnerships as well as to further develop our Marketplace initiatives. These costs were not included in the Adjusted EBITDA reconciliation above.

Pursuant to a defined set of activities and objectives, these expenses are adding entirely new capabilities for us, integrating our new and legacy policyholder, membership and Marketplace systems with State Farm’s legacy policy and agent management systems and other third-party platforms.

Adjusted EPS

We define Adjusted Earnings (Loss) Per Share ("Adjusted EPS") as consolidated Net income (loss) attributable to both our controlling and non-controlling interest, less the change in fair value of our warrants and the revaluation gain on previously held equity method investment, divided by our outstanding and total potentially dilutive securities. The total potentially dilutive securities includes (1) the weighted-average issued and outstanding shares of Class A Common Stock, (2) all issued and outstanding non-controlling interest Hagerty Group Units, (3) all unexercised warrants and (4) all unissued stock-based compensation awards.

In the third quarter of 2022, we began removing (1) the change in fair value of our warrants and (2) the revaluation gain on previously held equity method investment from consolidated Net income (loss) attributable to both our controlling and non-controlling interest for purposes of calculating Adjusted EPS. For comparability, references to prior period non-GAAP measures have been updated to show the effect of removing the change in the fair value of our warrants from Adjusted EPS. We believe this updated presentation of Adjusted EPS enhances investors' understanding of our financial performance from activities occurring in the ordinary course of our business.

The most directly comparable GAAP measure is basic earnings per share ("Basic EPS"), which is calculated as Net income (loss) attributable to controlling interest divided by the weighted average of Class A Common Stock outstanding during the period.

We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by investors and securities analysts in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated Net income (loss) (which includes our controlling and non-controlling interest) with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated basis.

Our management uses Adjusted EPS:

•as a measurement of operating performance of our business on a fully consolidated basis;
•to evaluate the performance and effectiveness of our operational strategies;
•to evaluate our capacity to expand our business; and
•as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, which is Basic EPS:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	in thousands (except per share amounts)
Numerator:
Net income (loss) attributable to controlling interest(1)	$(4,607)	$(46,358)	$32,078	$(46,358)
Net income (loss) attributable to non-controlling interest	(27,626)	(194)	(29,675)	(398)
Net income (loss) attributable to redeemable non-controlling interest	—	(19,907)	—	(14,598)
Consolidated net income (loss)	$(32,233)	$(66,459)	$2,403	$(61,354)
Change in fair value of warrant liabilities	(4,030)	42,540	(41,899)	42,540
Revaluation gain on previously held equity method investment	—	—	(34,735)	—
Adjusted consolidated net income (loss)(2)	$(36,263)	$(23,919)	$(74,231)	$(18,814)

Denominator:
Weighted-average shares of Class A Common Stock outstanding — Basic(1)	83,203	82,327	82,728	82,327
Total potentially dilutive securities outstanding:
Conversion of non-controlling interest Hagerty Group Units to Class A Common Stock	255,758	251,034	255,758	251,034
Total warrants outstanding	19,484	20,006	19,484	20,006
Total unissued stock-based compensation	6,902	—	6,902	—
Potentially dilutive shares outstanding	282,144	271,040	282,144	271,040
Fully dilutive shares outstanding(2)	365,347	353,367	364,872	353,367

Basic EPS = (Net income (loss) attributable to controlling interest / Weighted-average shares of Class A Common Stock outstanding)(1)	$(0.06)	$(0.56)	$0.39	$(0.56)

Adjusted EPS = (Adjusted consolidated net income (loss) / Fully dilutive shares outstanding)(2)	$(0.10)	$(0.07)	$(0.20)	$(0.05)

(1) Numerator and Denominator of the GAAP measure Basic EPS
(2) Numerator and Denominator of the non-GAAP measure Adjusted EPS